EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of this Schedule 13G (including amendments thereto) with respect to the Common Stock of Nicholas Financial Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing.  In evidence thereof, the undersigned, hereby execute this Agreement this February 11, 2020.

SC FUNDAMENTAL VALUE FUND, L.P.
By: SC Fundamental LLC, its General Partner

By:	/s/ Neil H. Koffler
Name: Neil H. Koffler
Title: Member

SC FUNDAMENTAL LLC

By:	/s/ Neil H. Koffler
Name: Neil H. Koffler
Title: Member

SC FUND MANAGEMENT PROFIT SHARING PLAN

By:	/s/ Peter Collery, its trustee
Name: Peter Collery
Title: Trustee

/s/ Neil H. Koffler
Neil H. Koffler as Attorney-in-Fact for
Peter M. Collery (1)

/s/ Edward A. Collery
Edward A. Collery

/s/ Neil H. Koffler
Neil H. Koffler

/s/ Neil Koffler
Neil H. Koffler as Attorney-in-Fact for
John T. Bird (2)

/s/ Neil Koffler
Neil H. Koffler as Attorney-in-Fact for
David A. Hurwitz (3)

(1)	Executed by Neil H. Koffler as Attorney-in-Fact for Peter M. Collery. The Power of Attorney for Mr. Collery is attached as Exhibit 3 to the Statement on Schedule 13G with respect to the Common Stock of Trans World Corporation, filed on January 24, 2013, and is incorporated herein by reference.

(2)	Executed by Neil H. Koffler as Attorney-in-Fact for John T. Bird. The Power of Attorney for Mr. Bird is attached as Exhibit 3 to the Statement on Schedule 13G with respect to the Common Stock of First Financial Northwest Inc., filed on September 14, 2011, and is incorporated herein by reference.

(3)	Executed by Neil H. Koffler as Attorney-in-Fact for David A. Hurwitz. The Power of Attorney for Mr. Hurwitz is attached as Exhibit 4 to the Statement on Schedule 13G with respect to the Common Stock of First Financial Northwest Inc., filed on September 14, 2011, and is incorporated herein by reference.